UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 8, 2015
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 8, 2015, Kent Harvey, Senior Vice President and Chief Financial Officer of PG&E Corporation, the parent company of Pacific Gas and Electric Company (“Utility”), will present a company update, including forecasts of the Utility’s capital expenditures and rate base from 2016 through 2019, at the Barclays CEO Energy-Power Conference to be held in New York, New York.  The slide presentation Mr. Harvey will use during the audio webcast of his presentation is attached as an exhibit to this report.  The audio webcast and the related slide presentation will be accessible through the “Investors” section of PG&E Corporation’s website at www.pgecorp.com.  PG&E Corporation’s press release dated September 2, 2015 announcing Mr. Harvey’s presentation is also available through the website noted above.

The information included in Exhibit 99 to this report is incorporated by reference in response to this Item 7.01, and is deemed to be furnished, not filed, pursuant to Item 7.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits

The following exhibit is being furnished, and is not deemed to be filed:

Exhibit 99	Slide presentation dated September 8, 2015 for the Barclays CEO Energy-Power Conference

EXHIBIT INDEX

Exhibit	Description

99	Slide presentation dated September 8, 2015 for the Barclays CEO Energy-Power Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

	By:	LINDA Y.H. CHENG
Dated: September 4, 2015		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY
Dated: September 4, 2015
	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary